UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 17, 2014

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California  92705

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Iteris, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on October 17, 2014.  The total number of shares of the Company’s common stock represented in person or by proxy at the meeting was 28,440,142, or 87.0% of the outstanding shares as of the record date for the meeting.  At the meeting, the Company’s stockholders (i) elected the seven persons set forth below under “Proposal One: Election of Directors” to the Company’s Board of Directors, (ii) approved the amendment of the Iteris, Inc. 2007 Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan by an additional 1,500,000 shares to 3,950,000 shares, and (iii) ratified the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015.  The detailed voting results on matters submitted to a vote of the stockholders at the meeting were as follows:

Proposal One:  Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Richard Char	16,380,407	640,963	11,418,672
Kevin C. Daly, Ph.D.	16,365,528	655,842	11,418,672
Gregory A. Miner	14,386,762	2,634,608	11,418,672
Abbas Mohaddes	11,393,267	5,628,103	11,418,672
Gerard M. Mooney	16,429,520	591,850	11,418,672
Thomas L. Thomas	16,263,946	757,424	11,418,672
Mikel Williams	16,011,506	1,009,864	11,418,672

Proposal Two:  Approval of the amendment of the Iteris, Inc. 2007 Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan by an additional 1,500,000 shares to 3,950,000 shares

For	Against	Abstain	Broker Non-Votes
16,011,926	963,517	45,927	11,418,672

Proposal Three:  Ratification of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015

For	Against	Abstain	Broker Non-Votes
23,153,131	3,672,886	1,614,025	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2014
ITERIS, INC.,
a Delaware corporation

	By:	/S/ ABBAS MOHADDES
Abbas Mohaddes
Chief Executive Officer